UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) December 10, 2004

ALEXION PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-27756	13-3648318
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

352 Knotter Drive, Cheshire, CT	06410
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (203) 272-2596

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d- 2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Approval of 2004 Incentive Plan

On December 10, 2004, the stockholders of Alexion Pharmaceuticals, Inc. (the “Company”) approved the Company’s 2004 Incentive Plan (the “2004 Plan”).

Description of the 2004 Plan

The following brief description of the 2004 Plan is qualified in its entirety by reference to the full text of the 2004 Plan, a copy of which is attached hereto as Exhibit 10.1.

2,500,000 shares of the Company’s common stock, plus any shares that remain available for new awards under the 2000 Stock Option Plan (the “2000 Plan”) upon the effectiveness of the 2004 Plan, will be reserved for delivery in connection with awards granted under the 2004 Plan. Of these reserved shares, 500,000 may be delivered in connection with “full-value awards,” provided that full-value awards in excess of such number may be granted and shares delivered in settlement thereof if the aggregate number of shares reserved for delivery under the 2004 Plan is reduced by two shares for each such share so delivered. In addition, no more than 500,000 shares of the Company’s common stock may be issued pursuant to incentive stock options.

Shares subject to awards under the 2004 Plan or the 2000 Plan that are canceled, expired, forfeited, settled in cash or otherwise terminated without a delivery of such shares to the participant (or, if previously delivered, returned to us by such participant) will be available for delivery under the 2004 Plan. Shares withheld in payment of the exercise price or taxes relating to an award under the 2004 Plan or the 2000 Plan and shares equal to the number surrendered in payment of any exercise price or taxes relating to any such award will also be available for delivery under the 2004 Plan. Shares delivered under the 2004 Plan may be either newly-issued or treasury shares.

No participant may in any year be granted share-based awards of each type authorized under the 2004 Plan relating to no more than his or her “Annual Share Limit.” The Annual Share Limit equals 300,000 shares plus the amount of the participant’s unused Annual Share Limit relating to share-based awards as of the close of the previous year. With respect to performance awards denominated in cash, including an annual incentive award, the 2004 Plan limits such performance awards that may be earned by a participant to the participant’s Annual Cash Limit, which for this purpose equals $2.5 million plus the amount of the participant’s unused Annual Cash Limit as of the close of the previous year.

Adjustments to the number and kind of shares subject to the share limitations and specified in the Annual Share Limit and outstanding awards are authorized in the event of a large, special or non-recurring dividend or distribution, recapitalization, stock split, stock dividend, reorganization, merger, consolidation, spin-off, combination, repurchase, share exchange, liquidation, dissolution or other similar corporate transaction or event affecting the Company’s common stock or, if deemed appropriate, the Compensation Committee of the Board of Directors may make provision for a payment of cash or other property in cancellation of outstanding options, SARs or other stock-based awards with respect to which shares have not been previously issued.

Executive officers and other officers and employees of the Company and its subsidiaries or affiliates and non-employee directors, consultants, advisors or other independent contractors of the Company and its subsidiaries or affiliates are eligible to be granted awards under the 2004 Plan.

The 2004 Plan will be administered by the Compensation Committee of the Board of Directors, except that the Board of Directors may itself act in place of the Compensation Committee to administer the 2004 Plan and that determinations with respect to grants to non-employee directors must be made by the Board of Directors (the “Committee”). The members of the Committee must be non-employee directors. The 2004 Plan provides that Committee members shall not be personally liable, and shall be fully indemnified, in connection with any action, determination, or interpretation taken or made in good faith under the 2004 Plan.

The Committee is authorized to grant stock options and stock appreciation rights (“SARs”). The exercise price of an option and the base price of a SAR are determined by the Committee, but generally may not be less than the fair market value of the shares on the date of grant. The Committee will determine the term of each option. The maximum term of each SAR will be ten years. Subject to this limit, the times at which each option or SAR will be exercisable and provisions requiring forfeiture of unexercised options at or following termination of employment or upon the occurrence of other events generally are fixed by the Committee. Options may be exercised by payment of the exercise price in cash, shares or other property or by surrender of other outstanding awards having a fair market value equal to the exercise price. Methods of exercise and settlement and other terms of SARs will be determined by the Committee. SARs may be exercisable for shares or for cash, as determined by the Committee.

The Committee is authorized to grant restricted stock and deferred stock. Prior to the end of the restricted period, shares granted as restricted stock may not be sold, and will be forfeited in the event of termination of employment in specified circumstances. The Committee will establish the length of the restricted period for awards of restricted stock, subject to the limits on vesting of full value awards described below.

Deferred stock gives a participant the right to receive shares at the end of a specified deferral period. The Committee will establish any vesting requirements for deferred stock granted for continuing services, subject to the limits on vesting of full value awards described below.

The 2004 Plan authorizes the Committee to grant awards that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to the Company’s common stock. The Committee will determine the terms and conditions of such awards, including the consideration to be paid to exercise awards in the nature of purchase rights, the periods during which awards will be outstanding, and any forfeiture conditions and restrictions on awards. In addition, the Committee is authorized to grant shares as a bonus, free of restrictions, or to grant shares or other awards in lieu of obligations under other plans or compensatory arrangements. The Committee may grant dividend equivalents. These are rights to receive payments equal in value to the amount of dividends paid on a specified number of shares of the Company’s common stock while an award is outstanding.

The Committee may grant performance awards, which may be cash-denominated awards or share-based awards. Generally, performance awards require satisfaction of pre-established performance goals, consisting of one or more business criteria and a targeted performance level with respect to such criteria as a condition of awards being granted or becoming exercisable or settleable, or as a condition to accelerating the timing of such events. Performance may be measured over a period of any length specified by the Committee. If so determined by the Committee, in order to avoid the limitations on tax deductibility under Section 162(m) of the Internal Revenue Code, the business criteria used by the Committee in establishing performance goals applicable to performance awards to the named executive officers will be selected from among the criteria for the Company, on a consolidated basis, and/or for its specified subsidiaries or affiliates or other business units set forth below, either on an absolute basis or relative to an index:

(i)	revenues on a corporate or product by product basis;

(ii)	earnings from operations, earnings before or after taxes, earnings before or after interest, depreciation, amortization, incentives, service fees or extraordinary or special items;

(iii)	net income or net income per common share (basic or diluted);

(iv)	return on assets, return on investment, return on capital, or return on equity;

(v)	cash flow, free cash flow, cash flow return on investment, or net cash provided by operations;

(vi)	economic value created or added;

(vii)	operating margin or profit margin;

(viii)	stock price, dividends or total stockholder return;

(ix)	development of new technologies,

(x)	successful hiring of key individuals,

(xi)	resolution of significant litigation, and

(xii)	strategic business criteria, consisting of one or more objectives based on the following goals: meeting specified market penetration or value added, product development or introduction (including any clinical trial accomplishments, regulatory or other filings or approvals, or other product development milestones), geographic business expansion, cost targets, customer satisfaction, employee satisfaction, information technology, corporate development (including licenses or establishment of third party collaborations), manufacturing or process development, legal compliance or risk reduction, patent application or issuance goals, or goals relating to mergers, acquisitions or divestitures of the Company, subsidiaries, affiliates or joint ventures.

In addition, the Committee may establish an unfunded performance award pool for purposes of measuring performance in connection with performance awards. The amount of such performance award pool shall be based upon the achievement of a performance goal or goals based on one or more of the business criteria enumerated above during the given performance period, as specified by the Committee.

One type of performance award that may be granted under the 2004 Plan is annual incentive awards representing a conditional right to receive cash, shares of the Company’s common stock, or other awards or payments based upon achievement of preestablished performance objectives achieved during a specified period of up to one year. The Committee generally must establish the terms of annual incentive awards, including the applicable performance goals and the corresponding amounts payable (subject to per-person limits), and other terms of settlement, and all other terms of these awards, not later than 90 days after the beginning of the fiscal year.

If the granting or vesting of a full-value award is subject to performance conditions, the minimum vesting period of such award shall be no less than one year and neither the granting nor vesting of a full-value award is subject to performance conditions, such award shall have a minimum vesting period of no less than three years; provided, however, that such awards may vest on an accelerated basis in the event of a participant’s death, disability, retirement, or in the event of a change in control or other special circumstances. For these purposes, vesting over a one-year period or three-year period will include periodic vesting over such period if the rate of such vesting is proportional (or less rapid) throughout such period. The foregoing notwithstanding, up to 10% of the shares of common stock authorized under the 2004 Plan may be granted as full-value awards without the foregoing minimum vesting requirements.

The Board of Directors may amend, suspend, discontinue, or terminate the 2004 Plan or the Committee’s authority to grant awards thereunder without stockholder approval, except as required by law or regulation or under Nasdaq rules. Unless earlier terminated, the 2004 Plan will terminate at such time that no shares reserved under the 2004 Plan remain available and the Company has no further obligation with respect to any outstanding award.

Grant of Options

On December 10, 2004, the Board of Directors granted options under the 2004 Plan to its outside directors. The form of stock option agreement for directors is attached hereto as Exhibit 10.2.

Establishment of Performance Goals for Executive Officers

On December 10, 2004, the Compensation Committee of the Board of Directors established performance criteria with respect to 2005 cash bonuses for certain Company executives. The performance criteria are generally the achievement of certain targets relating to the Company’s clinical trials, commercialization of the Company’s drug products and the Company’s financial performance.

Item 1.02 Termination of a Material Definitive Agreement.

From and after our shareholders’ approval of the 2004 Plan on December 10, 2004, no additional awards of options will be made under the 2000 Plan or the 1992 Stock Option Plan for Outside Directors. However, previously authorized awards under such plans will remain in effect in accordance with their terms.

Item 9.01 Financial Statements and Exhibits.

(c)	Exhibits

Exhibit Number	Description
10.1	2004 Incentive Plan

10.2	Form of Stock Option Agreement for Directors

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALEXION PHARMACEUTICALS, INC.

Date: December 16, 2004	By:	/s/ Thomas I.H. Dubin
	Name:	Thomas I. H. Dubin
	Title:	Vice President and General Counsel